Exhibit 10.23

AGREEMENT

Dated October 30, 2007

The parties to this agreement are Cicero Inc. (the “Company”) and BluePhoenix Solutions Ltd. (“BluePhoenix”).

Pursuant to a guaranty agreement between BluePhoenix  and Bank Hapoalim B.M. (the “Bank”), BluePhoenix  has guaranteed certain obligations of the Company under the Company’s promissory note (the “Bank Note”) dated September 28, 2001, in favor of the Bank, which is due and payable on or about October 30, 2007 (the “Guaranty”).   The outstanding principal amount of the Bank Note is $1,971,000.

The parties wish to enter into an agreement with respect to, among other things, (a) the repayment in full of the Bank Note, and (b) the issuance by the Company to BluePhoenix of (i) a  senior note in the principal amount of $1,021,000 in the form of exhibit A (the “New Note”) and (ii) 2,546,149 fully-paid and nonassessable shares of the Company’s common stock, free and clear of any adverse claim (the “Shares”).

Accordingly, the parties agree as follows:

1.           Repayment of the Bank Note.   Simultaneously with the execution and delivery of this agreement, (a) the Company is repaying $300,000 principal amount of the Bank Note and all accrued interest on the Bank Note to the date of this agreement, (b) BluePhoenix is repaying $1,671,000 principal amount of the Bank Note, (c) the Bank is discharging the Company and BluePhoenix from all liabilities and obligations in respect of the Bank Note and the Guaranty, and (d)  the Company is issuing to BluePhoenix the Note and the Shares.  Accordingly, the Company has no further liabilities or obligations  arising from (y) the agreement pursuant to exhibit 6.1.1 of the asset purchase agreement dated August 8, 2001 between the Company and BluePhoenix, which required that the Company repay the indebtedness under the Bank Note immediately upon the consummation of a financing by the Company or any of its direct or indirect subsidiaries to the extent of 10% of any net proceeds of any such financing, or (z) any Irrevocable Instruction Letters issued by the Company to any bank pursuant to any Guaranty Extension Agreement between the Company and BluePhoenix requiring the Company to repay certain amounts under the Bank Note.

2.           Negative Covenant.     As long as any portion of the New Note remains outstanding, the Company shall not, and shall not permit any of its subsidiaries to, incur or otherwise create any indebtedness for borrowed money, except for Permitted Indebtedness (as defined below).  As used in this agreement, the term “Permitted Indebtedness” means  (a) indebtedness for borrowed money of the Company that is not due and payable as to principal prior to the repayment in full of the indebtedness under the New Note and that is not secured, directly or indirectly, by the grant of a security interest in any assets or shares of the Company or any of its subsidiaries or an agreement not to grant any such security interest, unless the indebtedness under the New Note is equally and ratably secured, or (b) indebtedness set forth in exhibit A.

Exhibit 10.23

3.           Option to Acquire Additional Shares.  If the Company fails to pay when due any  principal of or interest on the New Note, BluePhoenix  may, at its option, exercisable from time to time by notice given to the Company, elect to require the Company to issue to BluePhoenix  a number of  fully paid and nonassessable shares of the Company’s common stock, free and clear of any adverse claim, determined by dividing the amount of that payment by 75% of the average closing sale price of a share of such stock on the ten trading days immediately preceding the exercise of such option (or, if there is no closing sale price on a particular trading day, the average of the closing bid and asked price on that trading day shall be used).  If, from time to time, BluePhoenix makes that election, the Company shall, not later than five business days after such election, issue to BluePhoenix a certificate evidencing such shares.

4.	Registration

(a)           The Company agrees that all shares issued pursuant to section 1 shall be registered for sale by BluePhoenix pursuant to a registration statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”) before February 1, 2008. The Company shall use its reasonable best efforts to cause such registration statement to be declared effective not later than April 1, 2008 (the “Effective Date”), and to remain effective and current thereafter, until (a) all the certificates evidencing the unsold shares covered by the registration statement cease to bear any restrictive legends, (b) no such shares are subject to any stop transfer orders, and (c) all the unsold shares covered by the registration statement may be sold publicly without registration under the Securities Act of 1933 (without limitation as to volume in any period).  If the registration statement referred to above shall not have been declared effective on  or before April 1, 2008 or shall  not be current on April 1, 2008, the Company shall immediately issue to BluePhoenix 50,000 additional shares of its common stock.  If the registration statement is required to be effective and current but is not effective and current on any August 1, December 1, or April 1 thereafter, the Company shall, at each such time, issue to BluePhoenix an additional 50,000 shares of its common stock.

(b)           Notwithstanding anything to the contrary in this section 4, if the Company is or becomes a party to any agreement with any other person or entity respecting registration of shares under Securities Act of 1933, which agreement contains provisions entitling such other person or entity to rights  not otherwise provided to BluePhoenix  under this section 4, this section 4 shall be deemed amended to the extent necessary to provide BluePhoenix  such additional rights (but without adversely affecting the rights otherwise provided under this section 4).

5.           Partnership. Both parties have expressed a mutual interest in forming a partnership to explore additional capabilities to market and sell Cicero. Specifically, BluePhoenix has indicated a willingness to establish a partnership with the Company for the purpose of including the Company’s Cicero product in its desktop modernization solutions. Each party shall use all reasonable efforts to negotiate the terms of such a partnership within 30 days after the date of this agreement.  The parties agree that, notwithstanding the foregoing, neither party shall have any liability or obligation if for any reason or for no reason the parties fail so to agree on the terms of such partnership.

Exhibit 10.23

6.           Releases

(a)           The Company, on its own behalf and on behalf of each of its subsidiaries and controlled affiliates, hereby releases, acquits, and forever discharges BluePhoenix and its affiliates, agents, representatives, officers, directors, and employees, whether in their individual or representative capacities, and their successors and assigns from, and acknowledge the full accord and satisfaction of, any and all claims, accounts, debts, obligations, demands, damages, actions, or suits of whatever nature, whether in contract, tort, or otherwise, now accrued known or unknown, arising out of any and all transactions and occurrences up to and including the execution and delivery of this agreement.

(b)           BluePhoenix on its own behalf and on behalf of each of its subsidiaries and controlled affiliates, hereby releases, acquits and forever discharges the Company and its affiliates, agents, representatives, officers and directors and employees whether in their individual or representative capacities, and their successors and assigns from, and acknowledge the full accord and satisfaction of, any and all claims, accounts, debts, obligations, demands, damages, actions, or suits of whatever nature, whether in contract, tort, or otherwise, now accrued known or unknown, arising out of any and all transactions and occurrences up to and including the execution and delivery of this agreement.

(c)           Notwithstanding anything to the contrary in this section 6, nothing in this section 6 is intended to, or shall, release either party from any liabilities or obligations under this agreement or the New Note.

7.           Miscellaneous

(a)          Governing Law.   This agreement shall be governed by and construed in accordance with the law of the state of New York, without giving effect to its conflict of law principles.

(b)          Headings.   The section headings of this agreement are for reference purposes only, and are to be given no effect in the construction or interpretation of this agreement.

(c)          Notices.   All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service.  Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 7(c)):

Exhibit 10.23

(y)	if to the Company, to it at:

8000 Regency Parkway, Suite 542
Cary, North Carolina 27518
Attention: Mr. John Broderick

With a copy to:

Golenbock, Eiseman, Assor, Bell and Peskoe, LLP
437 Madison Avenue
New York, NY 10022
Attention: Lawrence Bell, Esq.

(z)	if to BluePhoenix, to it at:

8 Maskit Street
P.O. Box 2062
Herzlia 46120
Israel
Attention: Chief Financial Officer

with a copy to:

Law Office of Edward W. Kerson
80 University Place, Third Floor
New York, New York 10003-4564

All such notices and communications shall be deemed received upon (v) actual receipt by the addressee, (vi) actual delivery to the appropriate address, or (vii) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error.  In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above.  However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

(d)           Separability.   The invalidity of unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

Exhibit 10.23

(e)           Waiver.   Either party may waive compliance by the other with any provision of this agreement.  No waiver of any provision shall be construed as a waiver of any other provision.  Any waiver must be in writing and signed by the waiving party.

(f)             Counterparts.   This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

(g)           Submission to Jurisdiction.  Each party hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, New York County, in connection with any claim or controversy under this Agreement, and agrees to waive any claim of forum inconvenience (or other similar claim) in connection therewith.

(h)           Entire Agreement.  This agreement is a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes all previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

CICERO, INC.

By:
John Broderick
Chief Executive and Chief Financial Officer

BLUEPHOENIX SOLUTIONS LTD.

By:

Exhibit 10.23

SENIOR PROMISSORY NOTE

$1,021,000.00
New York, New York	October 30, 2007

FOR VALUE RECEIVED, the undersigned, Cicero Inc., a Delaware corporation (the "Maker"), hereby promises to pay, in lawful money of the United States of America, to the order of BluePhoenix Solutions (the "Payee"), the principal sum of $1,021,000.00, at such address  as the holder of this promissory note and security agreement (this “Note”) may specify from time to time by notice given to the Maker at 8000 Regency Parkway, Suite 542, Cary, North Carolina 27518, Attention:  Mr. John Broderick (the “Maker’s Address”).  The Maker agrees to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the outstanding principal amount of this Note at a rate of LIBOR +1% per annum until the principal shall have become due and payable.  The Maker agrees to pay $350,000 of principal on January 30, 2009, and $671,000 of principal on December 31, 2011. Accrued and unpaid interest on the unpaid principal amount hereof shall be payable on each Required Payment Date.

Notwithstanding any provision to the contrary in this Note, the entire principal sum of this Note, and all accrued and unpaid interest thereon, shall immediately become due and payable (without demand for payment, notice of non-payment, presentment, notice of dishonor, protest, notice of protest, or any other notice, all of which are hereby expressly waived by the Maker) upon the occurrence of any of the following (any such occurrence, a “Default”):

(a)           the default by the Maker of any payment or other obligation under this Note; or

(b)           the entry of an order, judgment, or decree by a court of competent jurisdiction for relief in respect of the Maker under any applicable federal or state bankruptcy or reorganization law or other similar law, and the continuance of any such order, judgment, or decree unstayed, unbonded, and in effect for a period of 30 consecutive days, or (i) the Maker shall file a petition or an answer or consent seeking relief under any applicable federal or state bankruptcy or reorganization law or other similar law, or (ii) the consent by the Maker to the filing of any such petition or to the appointment of or taking possession by a trustee, custodian, or other similar official of the Maker or any substantial part of its assets, or (iii) the failure of  the Maker generally to pay its debts as such debts become due, or the taking of action by the Maker in furtherance of any such action.

If the Maker fails to make any payment of principal of, or interest on this Note in accordance with the preceding provisions of this Note, the Company shall issue to the Payee, as promptly as practicable, a number of shares of the Company’s fully paid and nonassessable shares of common stock equal to the product of 100 and the then unpaid balance under this Note. Nothing in this paragraph is intended to, or shall, affect the Maker’s obligations, or the Payee’s rights, under this Note, including, without limitation, the obligation of the Maker to pay principal of, and interest on, this Note in accordance with the preceding provisions of this Note.

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Exhibit 10.23

Failure or delay of the Payee to assert any right or remedy herein shall not be deemed a waiver of such right or remedy or of any other right hereunder.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.  No single, partial, or other exercise of any right or remedy by the Payee shall preclude any other or future exercise thereof.  No waiver by the Payee will be effective, unless it is in writing and signed by the Payee.

This Note may not be changed or terminated orally, nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

If at any time this transaction would be usurious under applicable law, then, regardless of any provision in this Note to the contrary, it is agreed that the total of all consideration that constitutes interest under applicable law that is contracted for, charged, or received upon this Note shall under no circumstances exceed the maximum rate of interest allowed by applicable law now or hereafter in effect, and any excess theretofore paid shall be credited on this Note by the holder hereof or refunded to the Maker, if this Note has been paid.

The remedies provided for herein shall be in addition to all other remedies existing, in the Payee's favor, under the applicable law (including equity) of any jurisdiction.

This Note and the legality, validity, and performance of the terms hereof shall be governed by and enforced, determined, and construed in accordance with the internal laws of the State of New York applicable to commercial contracts, transactions, and obligations entered into, and to be performed in, New York, and without giving effect to the conflict of laws principles thereof.

The Maker hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, New York County, in connection with any claim or controversy under this Note.

The Maker hereby agrees to be bound by any expedited process or procedure in effect from time to time under New York law for the enforcement by the Payee of his rights under this Note.

This Note shall be binding upon the Maker and the Maker's successors, and assigns.

The Maker shall pay all costs of collection (including reasonable counsel fees and disbursements), if default is made in payment of this Note, and, in addition, shall reimburse the
Payee for all costs and expenses in connection with the preparation and negotiation of this Note.

2

Exhibit 10.23

Any notice under this Note shall be in writing and shall be considered given when mailed by registered mail, return receipt requested, as follows:

If to the Maker, to it at the Maker’s address (or at such other address as the Maker may specify by notice given to the Payee from time to time)

If to the Payee, to it at the Payee’s address of  8 Maskit Street, P.O. Box 2062, Herzlia 46120, Israel, Attention:  Chief Financial Officer..

The Maker acknowledges that, except as set forth in this Note, neither the Maker nor the Payee has entered into any agreement with the other with respect to the subject matter of this Note.

CICERO INC.

By:
John Broderick
Chief Executive and Chief Financial Officer

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